SEVERANCE AGREEMENT


     THIS AGREEMENT is made and entered into as of the ______ day of July, 2000, by and between Haynes International, Inc. (the "Company"), a Delaware corporation having a place of business at 1020 W. Park Ave., Kokomo, IN
46904-9013, and the undersigned [insert Officer's name from Exhibit A] (the "Employee"), an officer of the Company.

                                     RECITAL

     The Board of Directors of the Company (the "Board") and the shareholders of the Company holding more than 75% of the voting power of all the outstanding capital stock of the Company, and the Board of Directors of Haynes Holdings, Inc., the sole shareholder of the Company ("Haynes Holdings") and the shareholders of Haynes Holdings holding more than 75% of the voting power of all the outstanding capital stock of Haynes Holdings have determined that it is in the best interests of the Company and of Haynes Holdings to foster the continuous employment of Corporate Officers and that the Company should enter into this Agreement to reinforce and encourage the continued attention and dedication of the Employee to his or her duties, free from distractions which might arise in the event of a Change in Control (as defined in this Agreement), or a proposed Change in Control, of the Company or of Haynes Holdings.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the undersigned Employee agree as follows:

     1. Term of Agreement: This Agreement shall commence as of the date first written above and shall continue in effect until June 30, 2001; provided, however, that commencing on July 1, 2001 and on each July 1 thereafter, the term of this Agreement shall automatically be extended for one (1) year (until June 30 of the year next following) unless either the Company or the Employee shall have given written notice to the other at least sixty (60) days prior thereto that the term of this Agreement shall not be so extended; provided, further, however, the Company shall not have the right to terminate or fail to extend this Agreement in the event of a Change of Control (as defined in Section 2(c)(1) below) prior to the expiration of twelve (12) months after such Change in Control shall have occurred. This Agreement shall automatically terminate if the Employee's employment with the Company is terminated prior to a Change in Control; provided, however, if the Employee's employment is terminated by the Company other than for Cause (and not due to the Employee's Disability or by reason of the Employee's death) and such termination of employment occurs within ninety (90) days before a Change in Control, then the termination of the Employee's employment shall be deemed to have occurred immediately following the Change in Control and this Agreement shall remain in effect until the expiration of twelve (12) months after such Change in Control shall have occurred. Notwithstanding the foregoing provisions or any other provisions of this Agreement to the contrary, if a Change in Control shall occur or be deemed to have occurred during the term of this Agreement, this Agreement shall remain in effect until the Company and the Employee have fully discharged all obligations hereunder with respect to any termination of the Employee's employment with the Company to which the provisions hereof shall apply.

     2. Termination Benefits:

          (a) If, within twelve (12) months following a Change in Control, and during the term of this Agreement (including any extensions or deemed extensions thereof as provided in Section 1 above), the Employee's employment with the Company shall be terminated, the Employee shall be entitled to the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices or as required by law):

               (1) If the Employee's employment with the Company shall be terminated (A) by reason of the Employee's Disability, or (B) by reason of the Employee's death, the Company shall within five (5) days after the Release Effective Date (as defined in Section 5(a) below) pay the Employee his full Base Monthly Salary through the Date of Termination at the rate in effect when the Notice of Termination is given (or the Date of Termination in the case of the Employee's death), plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned or have become payable as of the Date of Termination, but which have not yet been paid.

               (2) If the Employee's employment with the Company shall be terminated by the Company for Cause, the Company shall pay the Employee his full Base Monthly Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement.

               (3) If the Employee's employment with the Company shall be terminated by the Company or the Employee (other than for Cause or as a result of Disability or by reason of the Employee's death), the Company shall:

                    (i) within  five (5) days after the Release  Effective  Date pay the Employee his full Base Monthly Salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurs or Notice of Termination is given, plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned or have become payable as of the Date of Termination, but which have not yet been paid;

                    (ii) within five (5) days after the Release  Effective  Date pay the Employee a lump sum cash payment equal to [insert months from Exhibit A] times the Employee's Base Monthly Salary (at the greater of the rate in effect at the time the Change in Control occurs or when Notice of Termination is given); provided, however, that the Company may at its election pay such amount to the Employee in [insert months from Exhibit A] equal monthly installments commencing on the fifth day after the Release Effective Date and on the same day of the month thereafter;

                    (iii) continue to provide for the Employee and his dependents, for a period of [insert months from Exhibit A] months following the Date of Termination, life insurance, medical and hospitalization benefits comparable to those provided by the Company to the Employee and his dependents immediately prior to the Change in Control, provided that any coverage provided pursuant to this subsection (iii) shall terminate to the extent that the Employee obtains comparable life insurance, medical or hospitalization benefits coverage from any other employer during such [insert months from Exhibit A] month period. The benefits provided under this subsection (iii) shall not be materially less favorable to the Employee in terms of amounts, deductibles and costs to him, if any, than such benefits provided by the Company to the Employee and his dependents as of the date of the Change in Control. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Employee or his dependents may be entitled under the Company's life insurance, medical, hospitalization, dental or disability plans following the Employee's Date of Termination and shall be in addition to any COBRA rights under federal law; and

                    (iv) within five (5) days after the Release  Effective  Date pay the Outplacement Assistance Payment to Employee.

          (b) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor, except as provided in Section 2(a)(3)(iii) above, shall the amount of any payment or benefit provided for in Section 2 be reduced by any compensation earned by the Employee or benefit made available to the Employee as the result of employment by another employer after the Date of Termination or otherwise.

          (c) For purposes of this Agreement, the following definitions shall apply:

               (1) A "Change in Control" shall be deemed to occur (i) when any person (as such term is used in Sections 13(e) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the holders of any of the Company's shares of capital stock on the date first written above is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding nonvoting securities into voting securities and the exercise of all outstanding options or other convertible securities); (ii) when any person (as such term is used in Sections 13(e) and 14(d) of the Exchange Act), other than the holders of any of Haynes Holdings' shares of capital stock on the date first written above is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of securities of Haynes Holdings representing 50% or more of the combined voting power of Haynes Holdings then outstanding securities (assuming conversion of all outstanding nonvoting securities into voting securities and the exercise of all outstanding options or other convertible securities); or (iii) upon the approval by the Company's or Haynes Holdings' shareholders of (A) a merger or consolidation of the Company or Haynes Holdings with or into another corporation (other than a merger or consolidation in which the Company or Haynes Holdings is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the ownership of the Company's or Haynes Holdings' then outstanding shares which would be deemed a Change in Control pursuant to subsection(s) (i) or (ii) hereof), (B) a sale or disposition of all or substantially all of the Company's assets, or (C) a plan of liquidation or dissolution of the Company or Haynes Holdings.

               (2) "Disability" means the Employee is totally and permanently disabled as defined in the Haynes International, Inc. Pension Plan.

               (3) "Retirement" means the voluntary retirement of the Employee under the terms of the Haynes International, Inc. Pension Plan.

               (4) A termination for "Cause" means a termination by reason of the Board's good faith determination that the Employee (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Employee's incapacity due to physical or mental illness), (ii) willfully engaged in conduct which constituted a material breach of Section 7 of this Agreement,
          (iii) engaged in conduct which constituted a crime of moral turpitude,
          (iv) perpetuated a fraud or embezzlement against the Company or Haynes Holdings, or (v) willfully engaged in conduct which is demonstrably and materially injurious to the Company or Haynes Holdings, monetarily or otherwise. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in or at least not opposed to the best interests of the Company and Haynes Holdings. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board.

               (5) "Haynes Holdings" shall mean Haynes Holdings, Inc., a Delaware corporation and the parent corporation of the Company on the date of this Agreement.

               (6) A "Notice of Termination" means a notice which shall indicate the specific termination provision in this Agreement which is applicable and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination. Any purported termination by the Company or by the Employee shall be communicated by written notice of termination to the other party hereto in accordance with Section 6 hereof.

               (7) "Date of Termination" means (i) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (ii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that within thirty (30) days after any such Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or degree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).

               (8) "Outplacement Assistance Payment" means the payment of $12,000.00 to the Employee to be used at the Employee's discretion for outplacement career counseling and job search costs and expenses.

               (9) "Base Monthly Salary" means the monthly base salary of the Employee from the Company, but determined without regard to any salary reduction agreement of the Employee under Sections 401(k) and 125 of the Internal Revenue Code of 1986 (the "Code") (or corresponding provisions of subsequent federal income tax laws) or any salary deferral agreement of the Employee under any non-qualified deferred compensation program that may be available to the Employee from time to time, and excludes (i) incentive or additional cash compensation;
          (ii) any amounts included in income because of Sections 79 or 89 of the Code; and (iii) any amounts paid to the Employee for reimbursement for expenses or discharging tax liabilities.

     3. Successors; Binding Agreement:

          (a) This Agreement shall be binding on the Company and any successor to all or substantially all of its business or assets. Without limiting the effect of the prior sentence, the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement or which is otherwise obligated under this Agreement by the first sentence of this Section 3, by operation of law or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such devisee, legatee or designee, to the Employee's estate.

     4. Fees and Expenses; Acceleration Right: The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits, unless the Company shall ultimately prevail in establishing that the Company terminated Employee's employment for Cause. In the event the Company fails to make any installment payment due and payable under Section 2(a)(3)(ii) hereof, and such default continues for a period of more than fifteen (15) days following written notice from the Employee to the Company of such default, the entire balance of the amount payable under Section 2(a)(3)(ii) hereof shall immediately become due and payable to the Employee.

     5. Release and Right to Employment:

          (a) As a condition of receiving from the Company the payments and benefits provided for hereunder, which payments and benefits the Employee is not otherwise entitled to receive, the Employee understands and agrees that he will be required to execute a release of all claims against the Company in the form attached hereto as Exhibit 1 (the "Release") on the Date of Termination. Employee acknowledges that he has been advised in writing to consult with an attorney prior to executing the Release. The Employee agrees that he will consult with his attorney prior to executing the Release. The Employee and the Company agree that Employee has a period of seven (7) days following the execution of the Release within which to revoke the Release. The parties also acknowledge and agree that the Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of the Release (the "Release Effective Date").

          (b) The Employee understands that as used in this Section 5, the "Company" includes its past, present and future officers, directors, trustees, shareholders, parent corporations, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, and any other persons related to the Company.

          (c) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not affect the Company's right or ability to terminate the employment of the Employee, subject to any other written contract between the Company and the Employee to the contrary.

          (d) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not affect in any manner the rights and obligations of the Employee, the Company or Haynes Holdings with respect to any shares of stock of Haynes Holdings or options for shares of stock of Haynes Holdings.

          (e) The Employee agrees that execution and delivery to the Company of any release or disclaimer agreement requested by the Company which is consistent with the provisions of this Section 5 and the passage of all necessary waiting periods in connection therewith shall be a condition to the receipt of any payment or benefits to be provided by the Company following the termination of the Employee's employment with the Company.

     6. Notices: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to the Company shall be directed to the attention of the Board with a copy of the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

     7. Non-Competition: The Employee agrees that during the Employee's employment with the Company and, in the event of termination of the Employee's employment with the Company by reason of the Employee's Disability or Retirement, by the Company for Cause or by the Employee within twelve (12) months following a Change in Control, for an additional period of one (1) year immediately following termination of the Employee's employment with the Company, the Employee shall not directly or indirectly, as an individual or as a director, officer, contractor, employee, consultant, partner, investor or in any other capacity with any corporation, partnership or other person or entity, other than the Company, engage in the business of developing, manufacturing, selling or distributing high performance nickel base or cobalt base alloys in competition with the business of the Company or any of its subsidiaries as such business are constitutes from time to time during the Employee's employment with the Company, and thereafter, as such businesses are constituted at the time of termination of the Employee's employment; provided, however, in the event of a termination of the Employee's employment within twelve (12) months following a Change in Control the foregoing restriction shall only relate to the business of the Company or any of its subsidiaries as such business existed immediately prior to the Change in Control. The restrictions of this Section 7 shall not be deemed to prevent the Employee from owning less than 5% of the issued and outstanding shares of any class of securities of an issuer whose securities are listed on a national securities exchange or registered pursuant to Section 12(g) of the Exchange Act. The restrictions of this Section 7, to the extent applicable following termination of the Employee's employment with the Company, shall only apply within the geographical area served either by the Company or its subsidiaries during the two (2) years prior to termination of the Employee's employment with the Company; provided, however, in the event of termination of the Employee's employment within twelve (12) months following a Change in Control the geographical area shall only include the geographical area served by the Company or any of its subsidiaries immediately prior to the Change in Control. In the event a court of competent jurisdiction determines that the foregoing restriction is unreasonable in terms of geographic scope or otherwise then the court is hereby authorized to reduce the scope of said restriction and enforce this Section 7 as so reduced. If any sentence, word or provision of this
Section 7 shall be determined to be unenforceable, the same shall be severed herefrom and the remainder shall be enforced as if the unenforceable sentence, word or provision did not exist.

     8. Miscellaneous: No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof may have been made by either party which are not expressly set forth in this Agreement.

     9. Applicable Law and Forum: This Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the laws of the State of Indiana without regard to any Choice of Laws provisions thereof. The parties agree that any action in law or equity brought by either party arising from or in connection with this Agreement or arising from or in connection with the performance by either party of its obligations hereunder shall be brought only in the United States District Court for the Southern District of Indiana, Indianapolis Division or the Circuit Court of Howard County, Indiana, and the parties hereto consent to the jurisdiction of such forums.

     10. Severability: The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     11. Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the severance of the employment of the undersigned Employee from the Company, except as may be provided herein.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement, to be effective as of the day and year first above written.

                                    COMPANY:
                                    HAYNES INTERNATIONAL, INC.


                                    --------------------------------------------
                                    By:  Francis J. Petro, President and CEO

ATTEST:


------------------------------------
R. Steven Linne, Secretary

                                    EMPLOYEE:



                                    --------------------------------------------
WITNESS:


------------------------------------

                                    Exhibit 1

                              RELEASE OF ALL CLAIMS


     In consideration of receiving from Haynes International, Inc. (the "Company") the payments and benefits provided for in that certain Severance Agreement dated as of July ___, 2000 (the "Severance Agreement") between the Company and the undersigned (the "Employee"), which payments and benefits the Employee was not otherwise entitled to receive, the Employee unconditionally releases and discharges the Company from any and all claims, causes of action, demands, lawsuits or other charges whatsoever, known or unknown, directly or indirectly related to the Employee's employment with the Company, except for (i) a breach of the Company's obligations under the Severance Agreement, (ii) any claims relating to, or rights of the Employee appurtenant to, any shares of stock of, or options for shares of stock of, Haynes Holdings, Inc., and (iii) the right of the Employee to elect continuation of group medical and dental benefits for the Employee and his eligible dependents who are qualified beneficiaries under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the Employee's expense, pursuant to COBRA. The claims or actions released herein include, but are not limited to, those based on allegations of wrongful discharge, breach of contract, promissory estoppel, defamation, infliction of emotional distress, and those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability, or any other basis, including, but not limited to, any claim or action under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, rule, ordinance, or regulation as presently enacted or adopted and as each may hereafter be amended.

         With respect to any claim that the Employee might have under the Age Discrimination in Employment Act of 1967, as amended:

     (i) The Employee does not waive rights or claims that may arise after the date of this Release;

     (ii) The Employee's waiver of said rights or claims under the Age Discrimination in Employment Act of 1967 is in exchange for the consideration reflected in this Release;

     (iii) The Employee acknowledges that he has been advised in writing to consult with an attorney prior to executing this Release and that he has consulted with his attorney prior to executing this Release;

     (iv) The Employee acknowledges that he has been given a period of at least twenty-one (21) days within which to consider this Release; and

     (v) The Employee and the Company agree that the Employee has a period of seven (7) days following the execution of this Release within which to revoke the Release.

The parties also acknowledge and agree that this Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of this Release.

     The Employee further agrees, in consideration of receiving the payments and benefits provided for in the Severance Agreement, not to initiate or instigate any claims, causes of action or demands against the Company in any way directly or indirectly related to the Employee's employment with the Company or the termination of his employment except for a breach of the Company's obligations under the Severance Agreement or claims or rights of the Employee relating to any shares of stock of, or options for shares of stock of, Haynes Holdings, Inc., and the Employee agrees to reimburse, defend, and hold harmless the Company against any such claims, causes of action or demands.

     The  Employee  understands  that as used in  this  Release,  the  "Company"
includes its past, present and future officers, directors, trustees, shareholders, parent corporations, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the Company, and any other persons related to the Company.



                                    --------------------------------------------
                                    (Employee)



                                    --------------------------------------------
                                    Date Signed

WITNESS:


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